As filed with the Commission on July 7, 2008                                                                                                                                     File No.   333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMPERIAL RESOURCES, INC.
                                      (Exact name of registrant as specified in its charter)

Nevada	1099	83-0512922
State or jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Identification No.

Payyappilly House, Thiruthipuram P.O., Kottapuram Via, 680667 – Ernakulam Dt., Kerala, India Telephone: 011-91-484-248-6928
(Address, including zip code, and telephone number, including area code, or principal executive offices)

Budget Corp., 2050 Russett Way, Carson City, Nevada, 89703 Telephone: (775) 884-9380 Fax: (775) 884-9383
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:
Lawler & Associates, Suite 204 – 29377 Rancho California Road, Temecula,k California, 92591 Telephone: (888) 675-0888 Fax: (951) 676-4988

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer”, an “accelerated filer”, a “non-accelerated filer”, or a “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [   ]                                                                                              Accelerated filer [   ]

  Non-accelerated filer [   ]                                                                                             Small reporting company  [X ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be Registered	Proposed maximum offering price per share (i) (ii)	Proposed maximum aggregate offering price	Amount of Registration fee (iii)

Common stock	1,052,500	$0.05	$52,625	$6.00

(i) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(ii)
There is no public market for the Imperial Resources Inc. shares of common stock.  Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the offering price for shares of Imperial Resources Inc. sold to subscribers by way of a private placement.

(iii)	Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

    Prospectus                                                                                                                                    Subject to Completion
                                Date: July 7, 2008

The Information in this prospectus is not complete and may be changed.   We may not sell these securities until the registration statement with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offering or sale is not permitted.

IMPERIAL RESOURCES, INC.

Offering Price: $ 0.05 per share
Offering by Selling Securities Holders: 1,052,500 Shares of Common Stock

We are registering 1.052,500 shares of our common stock for resale by the selling security holders identified in this prospectus.  We will not receive any of the proceeds for the sale of the shares by the selling security holders.  The shares are being registered to permit public secondary trading of the shares being offered by the selling security holders named in this prospectus.  The number of shares of Imperial Resources Inc. being registered by selling security holders is 28.05% of our issued and outstanding common stock.

There is no public market for Imperial Resources Inc.’s common stock.

Our common stock is presently not traded on any market or securities exchange. The sale price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board (“OTCBB”). Although we intend to apply for quotation of our common stock on the OTCBB through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

Investing in our common stock involves a high degree of risk.  The reader should carefully consider the factors described under the heading “Risk Factors” beginning at page 6.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.   Any representation to the contrary is a criminal offense.

Dealer Prospectus Delivery Instructions

Until             , 2008 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is July       , 2008.

Table of Contents

Prospectus Summary	3

Risk Factors	6

Forward Looking Statements	12

Use of Proceeds	12

Determination of Offering Price	13

Market for Common Equity and Related Stockholder Matters	13

Selling Security Holders	13

Plan of Distribution	15

Description of Business And Property	18

Management’s Discussion and Analysis or Plan of Operations	25

Management	30

Executive Compensation	33

Principal Shareholders	34

Description of Securities	34

Certain Transactions	35

Litigation	36

Interest of Named Expert and Counsel	36

Additional Information	36

Index To Financial Statements	36

                        PROSPECTUS  SUMMARY

THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO PROSPECTIVE INVESTORS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK FROM OUR SELLING SECURITY HOLDERS.

As used in this prospectus, unless the context otherwise requires, "we", "us","our", “Imperial” or "Imperial Resources" refers to Imperial Resources Inc.  "SEC" refers to the Securities Exchange Commission.  "Securities Act" refers to the Securities Act of 1933, as amended.  "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

Our Business

We were incorporated under the laws of the State of Nevada on August 2, 2007 (date of inception) under the name of Imperial Resources, Inc.  Our fiscal year end is March 31. From inception, our operations have been primarily limited to organizing our company and acquiring our mineral claim.  Our principal office is located at Payyappilly House, Thiruthipuram P.O., Kottapuram Via, 680667 – Ernakulam Dt., Kerala, India.  Our telephone is 011-91-484-248-6928.   We do not have any subsidiaries, affiliated companies or joint venture partners.

Our mineral property, the Bhadrachalam Gold Claim (hereinafter the “Imperial Claim”), is a gold exploration project located 35 km Northeast of Pollavarara, (closest city),  41 km South of the city of Cheria and 45 km Northeast of the city of Khammam, in the District of Andhra Pradesh, India.  We are the registered and beneficial owner of a 100% interest in the Imperial Claim located in Andhra Pradesh, India.  Imperial acquired the Imperial Claim for the sum of $5,000 by purchase from an unrelated vendor, Pune Minerals, LLC. Our business plan is to explore the Imperial Claim for commercially exploitable reserves of valuable minerals.  The Imperial Claim has no proven or probable mineral reserves, and there is no assurance that it contains commercially exploitable reserves of valuable minerals.

We recently commenced our Phase I exploration work on the Imperial Claim. We have funds sufficient to complete only Phase 1 of a two-phase exploration program, recommended by our professional geologist, for the Imperial Claim.  We anticipate completing Phase I during 2008.

Exploration for minerals is a speculative venture necessarily involving substantial risk.  The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable minerals.  The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims do not contain any reserves.  Any funds spent on the exploration of these claims will probably be lost.  If we are unable to find reserves of valuable minerals or we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we will cease operations and you will lose your investment.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock.  There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock.  The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated.  We do not have any arrangements in place for any future equity financing.  If we are unable to secure additional funding, we will cease or suspend operations.  We have no plans, arrangements or contingencies in place in the event that we cease operations.

If, on the advice of our independent consulting geologist, Nitesh Varma, we discontinue our exploration of the Imperial Claim, we may seek to acquire other natural resource exploration properties.  Any such acquisition(s) will involve due diligence costs in addition to the acquisition cost.  We will also have an ongoing obligation to maintain our periodic filings with the appropriate regulatory authorities, which will involve legal and accounting costs.  In the event that our available capital is insufficient to acquire an alternative resource property and sustain minimum operations, we will need to secure additional funding or else we will be compelled to discontinue our business.

We have earned no revenue since inception.  From August 2, 2007 (inception) through March 31, 2008, we incurred a net loss of $45,549.  Further losses are anticipated in the development of our business.  We have limited financial resources and require additional financing to fund our operations.  These factors raise substantial doubt about our ability to continue as a going concern.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate commercially exploitable reserves of valuable minerals.

Our officers and directors have only recently become interested in natural resource exploration.  None of them has any professional training nor technical credentials in the exploration, development, or operation of mines.  We therefore intend to retain qualified persons on a contract basis to perform the exploration of the property as needed.  We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our exploration program.  Nitesh Varma, the professional geologist we hired to outline a work program on the Imperial Claim, has indicated that, subject to availability, he would be prepared to oversee the exploration program, but we have not discussed any terms of such an arrangement.

We currently have no employees other than our three officers/directors, each of whom will only be devoting approximately eight hours per week, to our operations.  We do not intend to hire any employees for the next twelve months and unless and until we have proven mineral reserves.

James Payyappilly, Josey Sajan and Tessy Francis, our sole officers and directors, control us.  If they are able to sell all of their offered shares, they will still own, collectively, approximately 72% of our voting stock.

The following sets forth the number and percentage of outstanding shares of common stock that will be sold by:

	Number	Percentage

Selling security holders other than our two officers and directors	752,500	20.05%

Our three officers and directors who are among the Selling security holders	300,000	7.99%

All selling security holders including our two officers and directors	1,052,500	28.04%

The Offering

Common stock offered
    1,052,500 offered by the selling security holders including 300,000 shares by our directors and officers detailed       in the section of the Prospectus entitled “Selling Security Holders” beginning on page 13.

Shares of Common stock outstanding as of the date of this Prospectus	3,752,500 shares

Use of proceeds	We will not receive any proceeds from the sale of our common stock by the selling security holders.

Plan of Distribution
The offering is made by the selling security holders named in this Prospectus to the extent they sell shares. Sales may be made at $0.05 per share, provided that if our shares are subsequently traded on the ‘O    ver The Counter Bulletin Board’ (“OTCBB”), selling security holders may sell at market or privately negotiated prices.

Risk Factors
You should carefully consider all the information in this Prospectus. In particular, you should evaluate the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 6 before deciding whether to purchase the common shares.

Selected Financial Information

The following financial information summarizes the more complete historical financial information set out in our audited financial statements filed with this prospectus:

From date of inception (August 2, 2007) to March 31, 2008
Statement of Expenses Information:

Revenue	$ Nil
Net Losses	45,549
Total Operating Expenses	45,549
Exploration Expenses	11,217
General and Administrative	34,332

As at March 31, 2008
Balance Sheet Information:

Cash	$18,463
Total Assets	18,463
Total Liabilities	15,587
Shareholders’ Equity	2,876

Risk Factors

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING  RESULTS  AND FINANCIAL CONDITION  COULD  BE  SERIOUSLY HARMED.  INVESTORS MAY LOSE ALL OR PART OF THEIR INVESTMENT IN THIS OFFERING.

1.	Because our auditors have issued a going concern opinion and we may not be able to achieve our objectives and may have to suspend or cease exploration activity.

Our auditors' report on our March 31, 2008 financial statements, as included in the prospectus, expressed an opinion that our Company’s capital resources as of March 31, 2008 are not sufficient to sustain operations or complete our planned activities for the upcoming year unless we complete our proposed initial public offering and raise additional funds.   These conditions raise substantial doubt about our ability to continue as a going concern.   If we do not obtain additional funds there is the distinct possibility that we will no longer be a going concern and will cease to operation which means any persons acquiring shares under this offering will loss their entire investment in our Company.

2.	Since mineral exploration is a highly speculative venture, anyone purchasing our stock will likely lose their entire investment.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable minerals.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of our mineral claim we plan to undertake. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claim does not contain any reserves.  Any funds spent on the exploration of this claim will probably be lost.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution, cave-ins or hazards, which we cannot insure or which we may elect not to insure.  In such a case, we would be unable to complete our business plan and our shareholders may lose their entire investment.

3.	If we don't obtain additional financing our business may fail.

Our cash on hand is not estimated to be sufficient to complete even Phase I of the proposed exploration of our mineral claim.  We will need to obtain additional financing in order to complete our business plan.  As of March 31, 2008, we had cash on hand of $18,463 against $15,587 in current liabilites.  Our business plan calls for significant expenses in connection with the exploration of our mineral property. Phase I of the proposed exploration program on our claims as recommended by our consulting geologist is estimated to cost $13,600, $5,000 of which had been advanced as of March 31, 2008.  We will require additional financing in order to complete Phase II, which is estimated to cost $24,600.  Furthermore, if our exploration program is successful in discovering commercially exploitable reserves of valuable minerals, we will require additional funds in order to place our mineral claim into commercial production.  While we do not presently have sufficient information about the claims to estimate the amount required to place the mineral claims into commercial production, there is a risk that we may not be able to obtain whatever financing is required.  Obtaining additional financing will depend on a number of factors, including market prices for minerals, investor acceptance of our properties, and investor sentiment.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If we are unsuccessful in obtaining additional financing when we need it, our business may fail before we ever become profitable and our shareholders may lose their entire investment.

4.	It is impossible to evaluate the investment merits of our company because we have no operating history.

We are an exploration stage company with no operating history upon which an evaluation of our future success or failure can be made.  We were incorporated on August 2, 2007, and have accumulated a net loss of $45,549 against no revenue.  Thus far, our activities have been primarily limited to organizational matters, acquiring our mineral claim, obtaining a geology report and the preparation and filing of this registration statement of which this prospectus is a part.

5.	Market factors in the mining business are out of our control and so we may not be able to profitably sell any minerals that we find.

We have no known ore reserves but even if we are successful in locating commercially exploitable reserves of valuable minerals, we can provide no assurance that we will be able to sell such reserves.  Numerous factors beyond our control may affect the marketability of any minerals discovered. These factors include fluctuations in the market price of such minerals due to changes in supply or demand, the proximity and capacity of processing facilities for the discovered minerals, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The precise effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital so that our investors may lose their entire investment.

6.	If we cannot compete successfully with other exploration companies, our exploration program may suffer and our shareholders may lose their investment.

Many of the resource exploration stage companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties.  As a result, our competitors will likely have resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration stage companies that may purchase resource properties or enter into joint venture agreements with junior exploration stage companies.  This competition could adversely impact our ability to finance the exploration of our mineral property.

7.	Since our executive officers do not have technical training or experience in starting, and operating a mineral exploration company there is a higher risk our business will fail.

Our executive officers have no experience in mineral exploration and do not have formal training in geology or in the technical aspects of management of a mineral exploration company.  This inexperience presents a higher risk that we will be unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and may be impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and that our investors will lose all of their investment.

8.	We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend exploration activity.

Provided we have sufficient funds to carry out exploration activity, competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials as and when we are able to raise the requisite capital.  If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

9.
Since our officers and directors have other business interests, they will be devoting approximately eight hours per month to our operations, which may result in periodic interruptions or suspensions of exploration.

Our officers have other outside business activities and will only be devoting Approximately eight hours per month, to our operations.  As a result, our operations may be sporadic and occur at times that are convenient to our officers.  Consequently, our business activities may be periodically interrupted or suspended.

10. Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities. If such an event were to occur it may result in a loss of your investment.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. At present, the Imperial Claim, our sole property, does not have a known body of commercial ore. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. We do not carry liability insurance with respect to our mineral exploration operations and we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards. There are also physical risks to the exploration personnel working in the rugged terrain of Andhra Pradesh, often in poor climatic conditions. Previous mining exploration activities may have caused environmental damage to the Imperial Claim. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If the Imperial Claim is found to have commercial quantities of ore, we would be subject to additional risks respecting any development and production activities. Most exploration projects do not result in the discovery of commercially mineable deposits of ore.

    11.   Since substantially all of our assets, directors and officers are outside the United States it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our officers and directors.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. We were incorporated in the State of Nevada and have an agent for service in Carson City, Nevada.  Our agent for service will accept on our behalf the service of any legal process and any demand or notice authorized by law to be served upon a corporation.  Our agent for service will not, however, accept service on behalf of any of our officers or directors.  All of our directors and officers are residents of India and neither of them have an agent for service in the United States.  Therefore, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

12. Purchasers of our stock, offered by selling security holders, may not be able to resell any shares they purchase through this offering because we do not intend to register our shares in any state and there is no public market for our shares.

It may difficult or impossible for investors to sell our common stock or for them to sell our common stock for more than the offering price even if our operating results are positive.  We do not intend to register our common stock with any State.  Therefore, investors will not be able to resell their shares in any State unless the resale is exempt under the Blue Sky laws of the State in which the shares are to be sold.  Our common stock is also not currently listed or quoted upon any established trading system.  Most of our common stock is currently held by a small number of  investors that will further reduce the liquidity of our common stock.  Furthermore, we arbitrarily determined the offering price of our common stock, without considering assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock.  Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price.

13. If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail.

We will compete with other mining companies in the recruitment and retention of qualified managerial and technical employees.  Our success will be largely dependent upon our ability to hire highly qualified personnel.  This is particularly true in highly technical businesses such as mineral exploration. These individuals may be in high demand and we may not be able to attract the staff we need.  In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.  Currently, we have not hired any key personnel and we do not intend to do so for the next 12 months and until we have proved mineral reserves.  If we are unable to hire key personnel when needed, our exploration program may be slowed down or suspended.

14. Our directors and officers own a controlling percentage of voting stock, which will allow them to make decisions and effect transactions without further shareholder approval.

Our directors and officers own, collectively, approximately 72% of our outstanding shares.  Accordingly, these stockholders, as a group, will be able to control, among other things, the outcome of stockholder votes, including the election of directors, adoption of amendments to our Bylaws and Articles of Incorporation and approval of significant corporate transaction such as mergers.

15. Without a public market there is no liquidity for our shares and our shareholders may never be able to sell their shares which would result in a total loss of their investment.

Our common shares are not listed on any exchange or quotation system and do not have a market maker which results in no market for our shares.   Therefore, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately.  If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares.  Once this registration statement becomes effective, it is our intention to apply for a quotation on the ‘Over The Counter Bulletin Board’ (“OTCBB”) whereby:

●	We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the FINRA personnel; and

●	We will not be quoted on the OTCBB unless we are current in our periodic reports; being at a minimum Forms 10K and 10Q; filed with the SEC or other regulatory authorities.

Presently, we estimate the time it will take us to become effective with this prospectus will be six months plus twelve to eighteen additional weeks thereafter to be approved for a quotation on the OTCBB.  However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB.   If this is the case, there will be no liquidity for the shares of our shareholders.

16.	Even if a market develops for our shares our shares may be thinly traded, with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

●	Potential investors’ anticipated feeling regarding our results of operations;
●	Increased competition and/or variations in mineral prices;
●	Our ability or inability to generate future revenues; and
●	Market perception of the future of the mineral exploration industry.

In addition, if our shares are traded on the OTCBB, our share price may be impacted by factors that are unrelated or disproportionate to our operating performance.  Our share price might be affected by general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations.  In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts.  These factors, which are not under our control, may have a material effect on our share price.

17. Applicable SEC rules governing trading of ‘penny stocks’ limit the liquidity of our common stock which could make it more difficult for our shareholders to sell their shares

As the shares of our common stock are ‘penny stock’, many brokers are unwilling to effect transactions in such common stock which can make it difficult for our shareholders to sell their shares of our common stock if a market develops for that common stock.

Our common stock is defined as a ‘penny stock’ pursuant to Rule 3a51-1 pursuant to the Securities Exchange Act of 1934. Penny stock is subject to Rules 15g-1 through 15g-10 of the Securities Exchange Act of 1934.  Those rules require broker-dealers, before effecting transactions in any ‘penny stock’, to:

                      -    Deliver to the customer, and obtain a written receipt for, a disclosure document;
                      -    Disclose certain price information about the penny stock;
                      -    Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
                      -    Send monthly statements to customers with market and price information about the penney stock; and
- in some circumstances, approve the purchasers account pursuant to certain standards and deliver written statements to the customer with information specified in those rules.

Rather than comply with those rules, many broker-dealers refuse to enter into penny stock transactions which may make it more difficult for investors to sell their shares of our common stock and thereby liquidate their investments.

18. We anticipate the need to sell additional shares of our common stock in the future meaning that there will be a dilution to our existing shareholders resulting in their percentage ownership in the Company being reduced accordingly.

We expect that the only way we will be able to acquire additional funds is through the sale of our common stock.  This will result in a dilution effect to our shareholders whereby their percentage ownership interest in the Company is reduced.  The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.

Foreign Currency and Exchange Rates

Our mineral property is located in Andhra Pradesh, India and costs expressed in the geological report on the claims are expressed in Indian Rupees. For purposes of consistency and to express United States Dollars throughout this registration statement, Indian Rupees have been converted into United States currency at the rate of US $1.00 being approximately equal to Ind. R. 42.64125 or Ind. R. one (1) being approximately equal US $0.02345 which is the approximate average exchange rate during recent months and which is consistent with the incorporated financial statements.

                            FORWARD-LOOKING STATEMENTS

INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES" "ESTIMATES", "COULD", "POSSIBLY", "PROBABLY", "ANTICIPATES", "ESTIMATES", "PROJECTS", "EXPECTS", "MAY", OR "SHOULD" OR OTHER VARIATIONS OR SIMILAR WORDS. NO ASSURANCES CAN BE GIVEN THAT THE FUTURE RESULTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED.  THESE STATEMENTS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THOSE FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.  SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISK  UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS IN THE SECTION TITLED "RISK FACTORS".  AMONG THE KEY FACTORS THAT HAVE A DIRECT BEARING ON OUR RESULTS OF OPERATIONS ARE THE EFFECTS OF VARIOUS GOVERNMENTAL REGULATIONS, THE FLUCTUATION OF OUR DIRECT COSTS AND THE COSTS AND EFFECTIVENESS OF OUR OPERATING STRATEGY.  OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.

THE FORWARD-LOOKING STATEMENTS ARE BASED UPON MANAGEMENT'S CURRENT VIEWS AND ASSUMPTIONS REGARDING FUTURE EVENTS AND OPERATING PERFORMANCE, AND ARE APPLICABLE ONLY AS OF THE DATES OF SUCH STATEMENTS.  WE DO NOT HAVE ANY INTENTION OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, CHANGES IN ASSUMPTIONS, OR OTHERWISE.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

We have, however, agreed to pay the expenses of registering the securities offered by this Prospectus.  Below is our best estimate of those expenses:

	Paid As of March 31, 2008.	To Be Incurred	TOTAL

SEC filing fees	$	$ 6	$ 6
Consultant and legal fees for Registration Statement preparation:	7,500	10,000	17,500
Independent auditors fees		10,000	10,000
Internal accountant fees		1,300	1,300
Printing, Photocopy & Misc.		250	250
Total Offering Expense	$ 7,500	$ 21,556	$ 29,056

                        DETERMINATION OF OFFERING PRICE

There is no established public market for our common equity being registered.  The offering price of the shares offered by selling security holders should not be considered as an indicator of the future market price of the securities.

The facts considered in determining the offering price were Imperial’s financial condition and prospects, its lack of operating history and general conditions of the securities market.  The offering price should not be construed as an indication of, and was not based upon, the actual value of Imperial.   The offering price bears no relationship to Imperial’s book value, assets or earnings or any other recognized criteria of value and could be considered to be arbitrary.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No  Public  Market  For Common  Stock

There is presently no public market for our common stock. We anticipate making an application for quotation of our common stock on the FINRA OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part.  We will not be able to obtain a quotation of our securities on the OTCBB without a sponsoring market maker and we have not made any such arrangement.  If we are unable to find a sponsoring market maker then a trading market for our common stock will not develop.  Even if we are able to locate a market maker, there is no assurance that our common stock will be accepted for quotation on the OTCBB, or if quoted, that a public market will materialize.

The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Holders

There are currently 38 shareholders of record for our common shares.

SELLING SECURITY HOLDERS

The selling security holders named in this prospectus, all of whom are residents of India, are offering for sale 1,052,500 shares of common stock of the Company.  Imperial will not receive any proceeds from the sale of shares by selling security holders.

Of these shares, 752,500 are offered by the selling security holders who acquired their shares from Imperial for the price of $0.05 per share in an offering, exempt from registration pursuant to Regulation S of the Securities Act of 1933, completed December 31, 2007. The remaining 300,000 shares being offered represent 10% of the shares of the Company owned by each of our three senior officers and directors. Their shares were acquired on October 31, 2007 at the price of $0.001 per share.  None of our directors or officers will be engaged in any selling efforts on behalf of the selling security holders.  None of the selling security holders is a registered broker-dealer or an affiliate of a broker-dealer.

The selling security holders have furnished all information with respect to share ownership. The shares being offered are being registered to permit public secondary trading of the shares and each selling security holder may offer all or part of the shares owned for resale from time to time. A selling security holder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor are the selling security holders obligated to sell all or any portion of the shares at any time. Therefore, no assurance can be given by Imperial as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling security holders upon termination of the offering.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling security holders.  To the best of our knowledge, the named parties in the table below beneficially own and have sole voting and investment power over all shares or rights to their shares. We have based the percentage owned by each on our 3,752,500 shares of common stock outstanding as of the date of this prospectus.  Of the 1,052,500 shares offered for sale (28.05% of our issued shares), 300,000 (7.99% of our issued shares) are offered by the Company’s three officers and directors:

Name of Shareholder	Common Stock Beneficially Owned Prior to Offering	Common Stock Offered Hereby (1)	Common Stock Beneficially Owned Following the Offering (1)

No. of Shares %	No. of Shares %

Mani Gangadharan	50,000	50,000	0.013%	Nil	Nil
Reena John	40,000	40,000	0.011%	Nil	Nil
Anil Appukuttan	37,500	37,500	0.01%	Nil	Nil
Kamaladevi Maheswaramenon	35,000	35,000	0.009%	Nil	Nil
Raghu Narayanan	35,000	35,000	0.009%	Nil	Nil
Jayasree Ramachandran	35,000	35,000	0.009%	Nil	Nil
Thomas Devassy	30,000	30,000	0.008%	Nil	Nil
Sasi Pappu	30,000	30,000	0.008%	Nil	Nil
Lalv Subran	30,000	30,000	0.008%	Nil	Nil
Valsa Abraham	25,000	25,000	0.0066%	Nil	Nil
Omana Gopi	25,000	25,000	0.0066%	Nil	Nil
Jancy Jabob	25,000	25,000	0.0066%	Nil	Nil
Parameswaran Krishnankutty	25,000	25,000	0.0066%	Nil	Nil
Thankamani Raveenran	25,000	25,000	0.0066%	Nil	Nil
Abraham Varghese	25,000	25,000	0.0066%	Nil	Nil
Kalyani Velayudham	25,000	25,000	0.0066%	Nil	Nil
Bessy Jacob	20,000	20,000	0.0053%	Nil	Nil
Rosy Jacob	20,000	20,000	0.0053%	Nil	Nil
Gobi Krishnankutti	20,000	20,000	0.0053%	Nil	Nil
Maheswara Menon	20,000	20,000	0.0053%	Nil	Nil
Radha Paramesnaran	20,000	20,000	0.0053%	Nil	Nil
Navin Raveendran	20,000	20,000	0.0053%	Nil	Nil
Jose Varghese	20,000	20,000	0.0053%	Nil	Nil
Saju Jacob	15,000	15,000	0.004%	Nil	Nil
Rajan Narayanan	15,000	15,000	0.004%	Nil	Nil
Sceejith Sivasankaran	15,000	15,000	0.004%	Nil	Nil
Dixon Anthony	10,000	10,000	0.0027%	Nil	Nil

Rosamma George	10,000	10,000	0.0027%	Nil	Nil
Sunitha George	10,000	10,000	0.0027%	Nil	Nil
Smitha Narayanan	10,000	10,000	0.0027%	Nil	Nil
Rosily Rappai	10,000	10,000	0.0027%	Nil	Nil
Wilson Augusthi	5,000	5,000	0.0013%	Nil	Nil
Elsy Joseph	5,000	5,000	0.0013%	Nil	Nil
Jacob Mathen	5,000	5,000	0.0013%	Nil	Nil
Nisha Raveendran	5,000	5,000	0.0013%	Nil	Nil
James Payyappilly(2)	1,500,000	150,000	0.04%	1,350,000	35.98%
Josey Sajan(3)	1,000,000	100,000	0.027%	900,000	23.98%
Tessy Francis(4)	500,000	50,000	0.013%	450,000	11.99%
Total	3,752,500	1,052,500	28.05%	2,700,000	71.95%

                        (1)     These figures assume all shares offered by selling security holders are in fact sold.
(2)     James Payyappilly is our President, Chief Executive Officer and a Director.
(3)     Josey Sajan is our Secretary Treasurer, Chief Financial Officer and a Director.
(4)     Tessy Francis is our Vice President and a Director

Excepting James Payyappilly, Josey Sajan and Tessy Francis whose relationship with Imperial is disclosed in the footnotes immediately above, to our knowledge, none of the selling shareholders has:

●	had a material relationship with Imperial other than as a shareholder, as noted above, within the last three years; or

●	ever been an officer or director of Imperial.

PLAN OF DISTRIBUTION

We are registering on behalf of the selling security holders 1,052,500 shares of our common stock which they own.   The selling security holders may, from time to time, sell all or a portion of the shares of common stock in private negotiated transactions or otherwise.   Such sales will be offered at $0.05 per share unless and until the offering price is changed by subsequent amendment to this prospectus or our shares are quoted on the OTCBB.  If our shares become quoted on the OTCBB selling security holders may then sell their shares at prevailing market prices or privately negotiated prices.

The common stock may be sold by the selling security holders by one or more of the following methods, without limitation:

●	on the over-the-counter market;
●	on purchasers directly
●	in ordinary brokerage transactions in which the broker solicits purchasers; or commissions from a seller/or the purchaser of the shares for whom they may act as agent;
●
through underwriters, dealers and agents who may receive  compensation in the form of underwriting discounts, concessions and commissions from a seller/or the purchaser of the shares for whom they may act as agent;

●
through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distribution of the shares or other interest in the shares;

●	through purchases by a broker or dealer as principal and resale by other brokers or dealers for its own account pursuant to this prospectus;

●
through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

●	in any combination of one or more of these methods; or
●	in any other lawful manner.

Brokers or dealers may receive commissions or discounts from the selling security holders, if any of the broker-dealer acts as an agent for the purchaser of said shares, from the purchaser in the amount to be negotiated which are not expected to exceed those customary in the types of transactions involved.   Broker-dealers may agree with the selling security holders to sell a specified number of the shares of common stock at a stipulated price per share.   In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.   Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such broker-dealer.

The selling security holders may also elect to sell their common shares in accordance with Rule 144 under the Securities Act of 1933, rather than pursuant to this prospectus if permitted. After the sale of the shares offered by this prospectus, our three senior officer and directors James Payyappilly, Josey Sajan and Tessy Francis will hold directly an aggregate of 2,700,000 shares. The sale of these shares could have an adverse impact on the price of our shares or on any trading market that may develop.

The shares sold in this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares held by an "affiliate" of ours  may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits securities acquired by an affiliate of the issuer to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

●	1% of the total number of securities outstanding; or

●	the average weekly reported trading volume of the shares for the four calendar weeks prior to the sale

Sales under Rule 144 are also subject to specific manner of sale provisions, holding period requirements, notice requirements and the availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned his shares for are least two years, would be entitled to sell units under Rule 144 without regard to the public information requirements, volume limitations, manner of sale provisions and notice requirements of Rule 144.

We have advised the selling security holders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

We have not registered or qualified offers and sales of shares of common stock under the laws of any country, other than the United States.  To comply with certain states’ securities laws, if applicable, the selling security holders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers.   In addition, in certain states the selling security holders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

All expenses of this registration statement, estimated to be $29,056 (see “Use of Proceeds” page 12), including but not limited to, legal, accounting, printing and mailing fees are and will be paid by Imperial.   However, each selling shareholder will pay any selling costs or brokerage commissions relating to the sale of his/her shares.

Penny Stock Regulation

Our common shares are not quoted on any stock exchange or quotation system in North America or elsewhere in the world.  The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, that:

-     contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-     contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

-     contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-     contains a toll-free telephone number for inquiries on disciplinary actions

-     defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-     contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

-     bid and offer quotations for the penny stock;

-     details of the compensation of the broker-dealer and its salesperson in the transaction;

-     the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-     monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS AND PROERTY
General

The Company was incorporated under the laws of the State of Nevada on August 2, 2007 under the name of Imperial Resources Inc.   The Company does not have any subsidiaries, affiliated companies or joint venture partners.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.  We are an exploration stage company engaged in the search for mineral deposits that demonstrate economic feasibility. Specifically, we plan being to complete Phase I of our exploration program, described below, during the 2008.  We do not foresee any circumstances that would cause us to alter our current business plan within the next twelve months.

Until recently our activities had been confined to the organizational matters described below.

Business Development of Issuer Since Inception

We raised $3,000 in initial seed capital on October 31, 2007 from our directors and officers.  Monies used to begin the search for and arrange to acquire a mineral property that we consider holds the potential to contain gold were advanced to Imperial by our President James Payyappilly.

On August 10, 2007 we acquired, for the sum of $5,000 by purchase from Pune Minerals, LLC, an unrelated third party vendor, the Bhadrachalam mineral claim ( referred to as the “Imperial Claim”), situated in  Andhra Pradesh, India.

In August 2007 we engaged Nitesh Varma, Professional Geologist, to conduct a review and analysis of the Imperial Claim and the previous exploration work undertaken on the property and to recommend a mineral exploration program for the Imperial Claim.  Mr. Varma’s report, summarized below, recommends a three-phase exploration program for the Imperial Claim.

On December 31, 2007 Imperial completed a private placement pursuant to Regulation S of the Securities Act of 1933, whereby 752,500 common shares were sold at the price of $0.05 per share to raise $37,625.

We recently began our Phase I exploration work and expect to complete that work this year.

In May 2008, we prepared this prospectus for filing with the SEC.

Business

We are presently in the exploration stage. We intend to undertake exploration work on the Imperial Claim, located in the sub-district of Khammam, District of Andhra Pradesh, India.

We do not have any ore body and there is no assurance that mineralized material with any commercial value exits on our property.   We have not generated any revenues from our operations.

Mineral exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based upon the results of the most recently completed phase of exploration.

To date, we have not conducted any significant exploration work on the Imperial Claim.  We hope to have funds sufficient to complete Phase 1 of a two-phase exploration program recommended for the Imperial Claim.  Our Phase I work is exploratory in nature.  There can be no assurance that a commercially viable mineral deposit, an ore reserve, exists on the Imperial Claim or can be shown to exist unless and until sufficient and appropriate exploration work is carried out and a comprehensive evaluation of such work concludes economic and legal feasibility.   Such work could take many years of exploration and would require expenditure of very substantial amounts of capital, capital we do not presently have and may never be able to raise.

Imperial Claim

Imperial is the registered and beneficial owner of a 100% interest in the Imperial Claim, located in Andhra Pradesh, India.

Beneficial ownership of the Imperial Claim confers the rights to the minerals on the Imperial Claim.

The Imperial Claim covers an area of approximately 957.6 hectares (approximately 2,366 acres).

The Imperial Claim was selected for acquisition due to previously recorded exploration work and substantial past gold production in the immediate area of the Imperial.

There are no permanent facilities, plants, buildings or equipment currently located on the Imperial Claim.

Location, Access, Topographic and Physical Environment

The Imperial Claim is located in sub-district of Khammam, Andhra Pradesh, India.  The Imperial Claim is accessible by all-weather government maintained roads and via railway as well.  Approximately 45 kilometers (28 miles) south-west of the claim is the town of Khammam which provides all necessary amenities and supplies including, fuel, helicopter services, hardware, prospecting services and drilling companies.  Electrical power is not required at this stage of exploration.  Gas-powered portable generators could supply any electrical power that might be required in the foreseeable future.

The topography and relief of the Imperial Claim is fairly rugged. Tropical mountain forests grow at lower elevations in the northeast corner of the claim and good rock exposure is found along the peaks and ridges in the western portion of the claim. The area has a tropical and humid climate, with an oppressive summer and plentiful seasonal rainfall. The summer season, from March to May, is followed by the south west monsoon from June to September. The north east monsoon lasts from October to November. The Imperial Claim’s exploration season is year-round although oppressive heat and heavy rains through the summer and fall favor late fall and early winter as the preferred exploration seasons.

Bhadrachalam Gold Mine

White: Asphalt Road
Yellow: Gravel

Regional, Local & Property Geology

To the east of the Imperial Claim are intrusives consisting of rocks such as tonalite, monzonite, and gabbro while the property itself is underlain by sediments and volcanics. The intrusive also consist of a large mass of granodiorite near  the western most point of the property.

Huge deposits of Semi Precious Garnet deposits occur in Ramapuram, Rudrampur, Sujatha Nagar, Enkur mandals of Khammam district. These deposits are mostly confined to Forest areas. Huge deposits of Semi Precious Garnet deposits occur in Ramapuram, Rudrampur, Sujatha Nagar, Enkur mandals of Khammam district. These deposits are mostly confined to Forest areas. Off color Barytes occur as lenses, stringers and veins confined to Pakhal sediments in Khammam district. These deposits occur in Khanapur, Velugumatla and Ballepalli of Khammam Urban mandal and Pocharam of Garla mandal in Khammam district. The hilly terrains and the middle level plain contain crystalline hard rocks such as charnockites, granite gneiss, khondalites, leptynites, metamorphic gneisses with detached occurrences of crystalline limestone, iron ore, quartzo-feldspathic veins and basic intrusive such as dolerites and anorthosites.  Coastal zones contain sedimentary limestones, clay, laterites, heavy mineral sands and silica sands. The hill ranges are sporadically capped with laterites and bauxites of residual nature.  Gypsum and phosphatic nodules occur as sedimentary veins in rocks of the cretaceous age.  Gypsum of secondary replacement occurs in some of the areas adjoining the foothills of the Western Ghats.  Lignite occurs as sedimentary beds of tertiary age.  The Black Granite and other hard rocks are amenable for high polish. These granites occur in most of the districts except the coastal area.

The principal bedded rocks for the area of Imperial Claim (and for most of India for that matter) are Precambrian rocks which are exposed along a wide axial zone of a broad complex.

Gold at the Bayyaram Gold Mine (which, as stated above, is in close proximity to the Imperial Claim) is generally concentrated within extrusive Precambrian rocks in the walls of large volcanic caldera. In general the volcanoes culminate with effluents of hydrothermal solutions that carry precious metals in the form of naked elements, oxides or sulphides.

These hydrothermal solutions intrude into the older rocks as quartz veins. These rocks may be broken due to mechanical and chemical weathering into sand size particles and carried by streams and channels. Gold occurs also in these sands as placers.

The Varma Report indicates that recent exploration by others, in search for gold occurrence in Andhra Pradesh District, have yielded encouraging results. The Varma Report states that gold belt in sheared gneissic rocks has been found in three sub parallel auriferous load zones in Andhra Pradesh District,, where some blocks having 250 to 500 meter length and 1.5 to 2 meters in width, and that these load zones have the potential to have commercial value.

Recommended Exploration Work

Mr. Nitesh Varma, P. Eng., authored the "Summary of Exploration on the Bhadrachalam Property, Andhra Pradesh, India” dated September 7, 2007 (the “Varma Report”), in which he recommended a phased exploration program to properly evaluate the potential of our property. We must conduct exploration to determine what minerals exist on our property and whether they can be economically extracted and profitably processed. Subject to having funds sufficient to do so we plan to complete Phase I exploration work on the Imperial Claim, in the manner recommended in the Varma Report, to determine the potential for discovering commercially exploitable deposits of gold and/or uranium.

As noted in the Varma Report, records indicate the Imperial Claim has seen very limited historical exploration.   However, the locale of our property is well known for numerous productive, commercial gold mineral occurrences.  We do not have any ores or reserves whatsoever at this time on the Imperial Claim. Our planned Phase I work is exploratory in nature.

The Varma Report concludes that the Imperial Claim is:

-           underlain by the units of the Precambrian rocks that are found at those mineral occurrence sites.  These rocks consisting of cherts and argillites (sediments) and andesitic to basaltic volcanic have been intruded by granodiorite. Structures and mineralization probably related to this intrusion are found throughout the region and occur on the claim. They are associated with all the major mineral occurrences and deposits in the area.

-           mineralization found on the claim is consistent with that found associated with zones of extensive mineralization. Past work however has been limited and sporadic and has not tested the potential of the property.

-           potential for significant amounts of mineralization to be found exists on the property and it merits intensive exploration.

The Varma Report recommends a two-phase exploration program to properly evaluate the potential of the claims.   We anticipate, based on the budgets set forth in the Varma Report, that Phase I work will cost approximately $13,600.

Assuming Phase I work identifies suitable targets, thus indicating further exploration of the Imperial Claim is warranted, we intend, provided we are able to raise funds to do so, undertake a Phase II geochemical surveying and sampling program at a cost of a further $24,600.    Assuming the results of a Phase II program identify suitable drill targets a Phase III drilling program could be undertaken.  Once again, our ability to conduct Phase III work is subject to our ability to raise funds to do so.  Provided we have the funds available to do so, we intend to complete Phase I work at some point during the late fall of 2008.   Precise timing of the Phase I work will depend upon availability of funds as well as weather conditions on the claim. Given the oppressive heat and heavy rains in the area of the Imperial Claim lasting until late fall 2008, Phase I work will not be undertaken until late in the fall, or early in the winter, of 2008.

Phase I work will include establishing a grid and the creation of maps showing the location of all roads in and near the perimeter of the Imperial Claim.  The laying out of a grid and line cutting involves the physical cutting of the underbrush and overlay to establish an actual grid on the ground whereby items can be related one to another more easily and with greater accuracy. When we map, we essentially generate a drawing of the physical features of the land we are interested in as well as a depiction of what may have been found in relation to the boundaries of the property. So we will actually draw a scale map of the area and make notes on it as to the location where anything was found that was of interest or not.  In the process we will also identify any showings which appear to warrant sampling, i.e. any rock formations that appear to warrant our taking soil and rock samples from the claims to a laboratory where a determination of the elemental make up of the sample and the exact concentrations of gold and/or uranium and other indicator minerals can be made.  Based on the Varma Report we expect the costs of Phase I work to total approximately $13,600.

Should Phase I results warrant further work and should we be able to raise additional funds (through the issuance of additional shares, debt securities or loan advances from our directors) to undertake additional work on the Imperial Claim, in Phase II (at an estimated cost of a further $24,600) we expect to undertake a geochemical surveying and sampling program.  This work would be designed to compare the relative concentrations of  gold and other indicator minerals in samples so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance.  If an apparent mineralized zone(s) is identified and narrowed down to a specific area by the Phase I & II work, we expect (again subject to our ability to raise additional funds to do so, through the issuance of additional treasury shares, debt securities or loan advances from our directors) to diamond drill selected targets to test the apparent mineralized zones.  The cost of a drilling program, if deemed warranted, cannot be accurately estimated until we have the results of Phase I and II programs.

The work is phased in such a manner as to allow decision points to ensure that future work has a value and will provide better or additional information as to the viability of the claim. By utilizing a multi-phase work program, at the end of each phase a decision can be made as to whether the phase has provided the necessary information to increase the viability of the project. If the information obtained as a result of any phase indicates that there is no increased probability of finding an economically viable deposit at the end of the project, a determination would be made that the work should cease at that point.

Phase II work cannot be undertaken unless and until Imperial is able to raise additional capital as our existing working capital is largely committed to administrative expenses of the Company.  Consequently, if we are unable to raise additional capital we may not be able to undertake any work on the Imperial Claim beyond Phase I. In addition, provided the results of Phase I exploration work prove encouraging, there is no assurance we will be able to raise the capital necessary to conduct the further exploration work contemplated by Phases II.  The earliest we expect to carry out Phase II work, should we be able to raise the capital to finance Phase II, is in 2009. Should the Phase I work prove unsuccessful in identifying such drill targets, the Company will likely abandon the Imperial Claim and we may have to go out of business.  We have a limited operating history, no reserves and no revenue.  Accordingly, our ability to raise additional funds might be limited.  If we are unable to raise the necessary funds, we would be required to suspend Imperial’s operations and liquidate our company.   See, particularly, ‘Risk Factors’ 1, 2, and 3 on page 6.

Geology Report

Mr. Nitesh Varma, P. Eng. is, and has for more that twenty (20) years been, a registered Professional Geologist in good standing in the Geological Society of India. He is a graduate of the University of Punjab, with degrees in geology (B. Sc.1979; M. Sc. 1983).  He has acted as a geological consultant for a number of Indian mining companies on mineral exploration projects in India and around the world.

Management Experience

Our management has no professional training or technical credentials in the exploration, development, and operation of mines.  Consequently, we may not be able to recognize or take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  Moreover, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  They may make mistakes in their decisions and choices that could cause our operations and ultimate financial success to suffer irreparable harm.

Competitive Factors

The mining industry is highly fragmented and we will be competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and are an infinitely small participant in the mineral exploration business. While we will generally compete with other exploration companies, there is no competition for the exploration of minerals from our claim.

We are a mineral exploration company. We compete with other mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies.

The presence of competing mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be competing with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, mineral exploration supplies and drill rigs.

Location Challenges

We do not expect any major challenges in accessing the Imperial Claim during the initial exploration stages.

Regulations

Exploration activities are subject to various national, state, foreign and local laws and regulations in the Republic of India, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in India.

Our exploration activities are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our exploration activities are conducted in material compliance with applicable laws and regulations. Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomic.

Employees

We currently have no employees other than our three officers and directors, who have not been paid for their services and will not receive compensation from the proceeds of this offering.  We do not have any employment agreements with our directors and officers.  We do not presently have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors.

We do not intend to hire additional employees at this time. Unaffiliated independent contractors that we will hire will conduct all of the work on the property. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, exploration stage company, have a limited operating history and have not yet undertaken any exploration activity or generated or realized any revenues from our sole property, the Imperial Claim.   As our property is in the early stage of exploration and there is no reasonable likelihood that revenue can be derived from the property in the foreseeable future.  There can be no assurance that a commercially viable mineral deposit, an ore reserve, exists on the Imperial Claim or can be shown to exist unless and until sufficient and

appropriate exploration work is carried out and a comprehensive evaluation of such work concludes economic and legal feasibility.   Such work could take many years of exploration and would require expenditure of very substantial amounts of capital, capital we do not presently have and may never be able to raise.   We have funds sufficient to complete only Phase 1 of a three-phase exploration program recommended for the Imperial Claim.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the Imperial Claim.  As an explortation stage company we have experienced losses and we expect to continue to experience losses for the foreseeable future.   Our only potential source for cash at this time is investment by others in the Company or loan advances to the Company by our officers or directors.  We must raise cash to continue our Phase I exploration program and stay in business.

To meet our need for cash we must raise additional capital.  We will attempt to raise additional money through a private placement, public offering or through loans from our directors and officers.  We have discussed this matter with our officers and directors. However, our officers and directors are unwilling to make any commitments as to the amount of money they are prepared to advance in the future.  At the present time, we have not made any arrangements to raise additional cash.  We require additional cash to continue operations.  Such operations could take many years of exploration and would require expenditure of very substantial amounts of cash, cash we do not presently have and may never be able to raise.   If we cannot raise this additional cash we will have to abandon our exploration activities and go out of business.

We estimate we will require approximately $51,000 in cash over the next twelve months, including the cost of planned Phase I exploration work for the Imperial Claim during that period.  Our cash on hand will not enable us to continue in business for approximately 12 months.  For a detailed breakdown see “Liquidity and Capital Reserves”, page 28.   We will need additional funds either through the sale of additional shares of our common stock or from advances made by our officers or directors.

Our exploration program is explained in the “Description of Business And Property- Recommended  Exploration Work” of this prospectus.  See page 22.  We will not buy any equipment until we have located a body of ore and we have determined it is economical to extract the ore from the land.

Alternatively we may attempt to interest other companies to undertake exploration work on the Imperial Claim through joint venture arrangement or even the sale of part of the Imperial Claim.  Neither of these avenues has been pursued as of the date of this prospectus.

Since we do not presently have the requisite funds, we are unable to complete Phase I of the recommended exploration program until we raise more money or find a joint venture partner to complete the exploration work.  If we cannot find a joint venture partner and do not raise more money, we will be unable to complete any work recommended by our independent professional engineer.  If we are unable to finance exploration activities, we may have no alternative but to go out of business.

We do not intend to hire any employees at this time. Any work undertaken on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance as an exploration corporation. We are an exploration stage company and have not generated any revenues from our exploration activities. Further, we have not generated any revenues since our formation on August 2, 2007.  We cannot guarantee we will be successful in our exploration activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must invest into the exploration of our property before we start production of any minerals we may find. We must obtain equity or debt financing to provide the capital required to fully implement our phased exploration program.  We have no assurance that financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we will be unable to commence, continue, develop or expand our exploration activities. Even if available, equity financing could result in additional dilution to existing shareholders.

Trends

We are in the explorations stage, have not generated any revenue and have no prospects of generating any revenue in the foreseeable future.  We are unaware of any known trends, events or uncertainties that have had, or are reasonably likely to have, a material impact on our business or income, either in the long term of short term, other than as described in this section or in ‘Risk Factors’, page 6.

Critical Accounting Policies

Our discussion and analysis of its financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Our intended exploration activities are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable exploration activity or income from its investments. As of March 31, 2008, we have not generated revenues, and have experienced negative cash flow from minimal exploration activities. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

Overview

Our financial statements contained herein have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. We incurred net losses from operations for the period from inception on August 2, 2007 to March 31, 2008 of $45,549. We did not earn any revenues during the aforementioned period.

Our financial statements included in this prospectus have been prepared without any adjustments that would be necessary if we become unable to continue as a going concern and are therefore required to realize upon our assets and discharge our liabilities in other than the normal course of operations.

We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exits in the Imperial Claim until further exploration work is done and a comprehensive evaluation concludes economic and legal feasibility.  Such work could take many years of exploration and would require expenditure of very substantial amounts of capital, capital we do not presently have and may never be able to raise.  To date, we have not conducted any exploration work on the Imperial Claim. We have funds sufficient to complete only a portion of Phase 1 of a two-phase exploration program recommended for the Imperial Claim. Subject to raising the requisite additional capital we anticipate completing Phase I by the end of 2008.

Planned Exploration Program

We must conduct exploration to determine what amounts of minerals exist on the Imperial Claim and if such minerals can be economically extracted and profitably processed.

Our planned exploration program is designed to efficiently explore and evaluate our property.

Subject to raising additional capital, our anticipated exploration costs over the next twelve months on the Imperial Claim are approximately $13,600.  This figure represents the anticipated cost to us of completing the Phase I of the Varma Report.  Should the results of the Phase I work be sufficiently encouraging to justify our undertaking the Phase II program, in order to undertake Phase II (at an estimated cost of $24,600), we will have to raise additional investment capital.

 Liquidity and Capital Resources

Since inception we have raised the capital through private placements of common stock as follows:

As of March 31, 2008 our total assets were $18,463 and our total liabilities were $15,587 including $2,863 which was owed to related parties.

As of March 31, 2008 we had cash reserves of $18,463 and unpaid accounts payable of $12,904 and  $2,683 owed to related parties leaving a balance of $2,876 if all liabilities are paid in full.

Including the cost of completing Phase I exploration program on the Imperial Claim, our non-elective expenses over the next twelve months, are expected to be as follows:

Expense

Accounting and audit	$ 16,650
Edgar filing costs	1,000
Exploration costs – Balance of Phase I	8,600
Filing fees – Nevada; Sec of State	250
Legal fees	6,000
Offering costs not paid to date	21,556
Office and general expenses	1,000
Transfer agent fees	1,500
Estimated expenses for the next twelve months	56,556
Add: Account payable – unrelated parties at March 31, 2008	12,904
Subtotal:	69,460
Less: Cash on hand	18,463
Estimated funds required over the next twelve months	$ 50,997

Our future operations are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable operations. As of June 30, 2008, we have not generated revenues, and have experienced negative cash flow from operations. We may look to secure additional funds through future debt, equity financings or advances from our officers and directors. These sources of financing may not be available or may not be available on reasonable terms.

Eight months ended March 31, 2008

We incurred accumulated net losses since inception of $45,549 as detailed in the following table:

Expenses	From inception (August 2, 2007) To March 31, 2008

Accounting and Audit Fees	$11,313
Consulting Fees	7,500
Exploration Expenses	11,217
Legal Fees	4,675
Management fees (1)	6,000
Rent (1)	1,200
Telephone (1)	600
Travel and entertainment	1,474
Other General & Administrative Expenses	$1,570

Total	$45,549

(1) The Company does not pay its directors or officers for the service they render to the Company, including the provision of office space and telephone. However, since October 1, 2007 the company has accrued as expenses (i) $1,000/month on account of management fees; (ii) $200/month for rent and, (iii) $100/month for telephone.  These amounts will never be paid to the directors and officers in either cash or shares; however they are included for accounting purposes as expenses and as additions to ‘paid in capital’ in the Statement of Stockholder Deficit..

Balance Sheet

Total cash as at March 31, 2008, was $18,463.  Our working capital as at March 31 was $2,876.  If amounts owed to related parties are excluded there is a positive working capital position of $5,559.

Our working capital is attributable to the completion of an initial capital contribution on August 31, 2007, which raised $3,000, and a private placement on December 31, 2007, which raised a further $37,625.    No revenue was generated during these periods.

Total shareholders’ equity as of March 31, 2008 was $2,876.  Total shares outstanding as at March 31, 2008, was 3,752,500.

As of June 30, 2008 shares of common stock outstanding was 3,752,500.

MANAGEMENT

Officers and Directors

Each of our Directors serves until his successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Position(s)	Age

James Payyappilly Payyappilly House, Thiruthipuram P.O. Ernakulam, Dt. Kerala, India	Chief Executive Officer, President And Director (1)	47

Josey Sajan Theruvappuzha House, Kalparambu,P.O. Kerala, India	Chief Financial Officer, Chief Accounting Officer, Secretary-Treasurer and Director (2)	31

Tessy Francis Attokaran House, Elenjipra, P.O., 680721, Kerala, India	Vice President and Director (3)	35

(1)	James Payyappilly was appointed a director on August 2, 2007, and President and Chief Executive Officer on August 7, 2007.

(2)	Josey Sajan became a director, Secretary Treasurer and Chief Financial Officer on August 7, 2007.

(3)	Tessy Francis became a director and Vice President on August 7, 2007.

The percentage of common shares beneficially owned, directly or indirectly, or over which control or direction are exercised by the directors and officers of our Company, collectively, is approximately 72% of the total issued and outstanding shares.  Our Directors and Officers are not directors of another company registered under the Securities and Exchange Act of 1934.

 Background of officers and directors

None of our directors or officers has professional or technical accreditation in the mining business.  None of our officers and directors work full time for our company.  Each spends no more than 8 hours a month on Imperial’s business and administrative matters.

JAMES PAYYAPPILLY has been a director since inception and our President and CEO since August 7, 2007.  Following graduation from Andhra Pradesh University with a bachelor’s degree in economics, Mr Payyappilly went to work for his families business, Trava Fertilizers, a company offering a wide range of products (farm equipment, fertilizers, pesticides, herbicides, seeds etc.) to commercial farmers.  While he remains a director of Trava Farms, in 1999 Mr. Payyappilly stared his own business ‘Maria Estates’ which operates livestock breeding (Jersey Cows and Jamnapuri Goats) and tropical plant nursey businesses from a 7 acre farm in Andhra Pradesh. Since 2001 Mr. Payyappilly  has worked exclusively as owner/manager of ‘Maria Estates’, a growing business with over 20 fulltime employees.

 JOSEY SAJAN has been a director and our Secretary Treasurer and Chief Financial Officer since August 2007. Mrs. Sajan hold a B. Arts (Econ.) from Calicut University.    In 2000 Mrs. Sajan opened her own business, ‘Eves Spa’, which offers hair care, manicure/pedicures and related services for woman and later expanded its services to provide a womans’ fitness centre and yoga studio.  In 2004 Mrs. Sajan also opened a publishing business, ‘Deepam Books’ to assist up and coming writers to showcase their work.  Mrs. Sajan continues to operate these business ventures from Andhra Pradesh, India.

TESSY FRANCIS has been a director and Vice President since August 2007. Ms. Francis graduated from Andhra Pradesh University with a B.Comm (1993) and a M. Comm (1995).  Following her graduation in 1995 Mrs. Francis to a position a Lecturer  to Commerce students at Jyothis College, a private college affiliated with Calicut University, Andhra Pradesh.  In 2001 Mrs. Francis established her own accounting firm while she continued as a full time Lecturer at Jyothius College.  By 2004 her accounting business had grown to the point that she   resigned as a fulltime lecture to devote more time to her accounting business.  Since 2004 Mrs. Francis has devoted her efforts to her growing accounting business, which now employs 12 accountants on a fulltime basis. Mrs. Francis retains the position of ‘Visiting Professor’ at Jyothis College.

Board of Directors

Since inception our Board has held no meetings and our Audit Committee held no meetings.

Below is a description of the Audit Committee of the Board of Directors.
The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor the Company’s accounting and reporting processes and the audits of the Company’s financial statements.

Our audit committee is comprised of James Payyappilly , our President, and Tessy Francis our Vice Prersident.  Neither Mr. Payyappilly nor Mrs. Francis can be considered an “audit committee financial expert” as defined in Item 401 of Regulation S-B.

Apart from the Audit Committee, the Company has no other Board committees.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert "as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our current audit committee is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

As and when we generate revenue in the future, we intend to identify and appoint a financial expert to serve on our audit committee.

Conflicts of Interest

While none of our officers and directors is a director or officer of any other company involved in the mining industry there can be no assurance such involvement will not occur in the future.  Such involvement could create a conflict of interest.

Significant Employees

We have no paid employees as such. Our Officers and Directors fulfill many of the functions that would otherwise require Imperial to hire employees or outside consultants.

We will have to engage the services of certain consultants to assist in the exploration of the Imperial Claim.  In particular we have engaged a professional geologist on a consulting basis, and he is, and will, conduct Phase I exploration work on the Imperial Claim.  While an integral part of our operations, he is not be considered an employee because our exploration program will be conducted intermittently and will last, in total, no more than a few weeks.  Once completed his services will no longer be required.

Family Relationships

Our President and CEO, our Vice President and our Secretary Treasurer and CFO are unrelated.

Involvement in Certain Legal Proceedings

To the knowledge of the Company, during the past five years, none of our directors or executive officers:

(1)
has filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings;

(2)	was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)
was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;
(ii)  engaging in any type of business practice; or
(iii) engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)
was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activities;

(5)
was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(6)
was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

To date we have no employees other than our officers.  No compensation has been awarded, earned or paid to our officers.  We have no employment agreements with any of our officers.  We do not contemplate entering into any employment agreements until such time as we have proven mineral reserves.

There is no arrangement pursuant to which any of our directors has been or is compensated for services provided as one of our directors.

There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors.  We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Activities since Inception

Our President, James Payyappilly, incorporated our company, subscribed for shares to provide initial working capital, identified the Imperial Claim, arranged for their staking, commissioned a geological report on the Imperial Claim and obtaining the assistance of professionals as needed.  He identified investors to participate in the private placement closed on December 31, 2007, assisted in the preparation of this registration statement and all other matters normally performed by an executive officer.

Our Secretary Treasurer Josey Sajan and our Vice President Tessy Francis also assisted in identifying investors to participate in the private placement closed on  December 31, 2007.

We refer readers to Note 8. of the financial statements accompanying this Registration Statement for details of  payments made by management to the Company.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as at June 30, 2008, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.

Title or Class	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)	Percent of Class

Common Stock	James Payyappilly	1,500,000	39.97%

Common Stock	Josey Sajan	1,000,000	26.65%

Common Stock	Tessy Francis	500,000	13.32%

Common Stock	Directors and Officers as a Group	3,000,000	79.94%

(1)	Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2)
Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.  None of our officers or directors has options, warrants, rights or conversion privileges outstanding.

Future Sales by Existing Shareholders

As of June 30, 2008 there are a total of 3,752,500 shares of our common stock are issued and outstanding. Of these all 3,752,500, being 100%, are ‘restricted shares’ as defined in Rule 144 of the Securities Act of 1933. Under this Prospectus, we are registering 1,052,500 shares, being 28.05% of our issued shares leaving 2,700,000 shares, being 71.95% of our shares, as restricted shares.

James Payyappilly	1,350,000 shares
Josey Sajan	900,000 shares
Tessy Francis	450,000 shares
Total restricted shares	2,700,000 shares

DESCRIPTION OF SECURITIES

Our authorized capital consists of 500,000,000 shares of common stock, par value $0.001 per share, of which 3,752,500 shares are issued and outstanding.

The holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors; are entitled to share ratably in all of our assets available for distribution upon winding up of the affairs our Company; and are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of the shareholders.

The shareholders are not entitled to preference as to dividends or interest; preemptive rights to purchase in new issues of shares; preference upon liquidation; or any other special rights or preferences.

In addition, the shares of common stock are not convertible into any other securities.   There are no restrictions on dividends under any loan or other financing arrangements.

Dividend Policy

As of the date of this Prospectus we have not paid any cash dividends to stockholders.  The declaration of any future cash dividends, if any, will be at the discretion of the Board of Directors and will depend on our earnings, if any, capital requirements and financial position, general economic conditions and other pertinent conditions.  It is our present intention not to pay any cash dividends in the near future.

Change in Control of Our Company

We do not know of any arrangements which might result in a change in control.

Transfer Agent

We have engaged the services of Action Stock Transfer Corp., 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah, 84121, to act as transfer and registrar.

Debt Securities and Other Securities

There are no debts or other securities outstanding.

CERTAIN TRANSACTIONS

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest, except as follows:

On August 31, 2007 Imperial issued to:

(i) our President, Chief Executive Officer and Director, James Payyappilly, 1,500,000 shares at the price of $0.001 per share for total consideration of $1,500.  Mr. Payyappilly has registered 150,000 of these shares pursuant to this prospectus;

(ii) our Chief Financial Officer, Chief Accounting Officer, Secretary-Treasurer and a Director, Josey Sajan, 1,000,000 shares at the price of $0.001 per share for total consideration of $1,000.  Mrs. Sajan has registered 100,000 of these shares pursuant to this prospectus; and

(iii) our vice president and a director, Tessy Francis, 500,000 shares at the price of $0.001 per share for total consideration of $500. Mrs. Francis has registered 50,000 of these shares pursuant to this prospectus.

Mr Payyappilly, Mrs. Sajan and Mrs. Francis were, among other things, responsible for organizing Imperial, developing and implementing our business plan, sifting through a number of possible mineral prospects before settling on acquisition of the Imperial Claim, arranging financing and taking on the task of preparing this prospectus.  The share issuance to our officers and directors were for cash consideration only and no shares were issued for consideration of work performed by the directors and officers on behalf to our Company.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel referred to in the prospectus has any interest in Imperial. No expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in Imperial or was a promoter, underwriter, voting trustee, director, officer or employee of, or for, Imperial. Our financial statements included in this Prospectus have been audited by J. Crane CPA, P.C.  of 47 Third Street, Suite 301, Cambridge, MA., 02141, United States of America as set forth in their report included in this Prospectus.

The geological report on the Imperial Claim dated February 2006 titled "Summary of Exploration on the Bhadrachalam Property, Andhra Pradesh, India” was authored by Nitesh Varma,  P. Eng., of 23 Chauhan Circle, Mumbai, India.

The legality of the shares of common stock being registered has been passed upon by Lawler & Associates, Suite 220 – 41877 Enterprise Circle North, Temeculi, California, 92590

ADDITIONAL INFORMATION

Imperial has filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Imperial and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. The address of the Commission’s web site is http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference

Imperial intends to file a registration statement to register its shares under the Securities Exchange Act of 1934.  As a result, Imperial will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission.

INDEX TO FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; Independent Accountants will audit the financial statements.

Our audited financial statements for the period from inception, on August 2, 2007, to March 31, 2008 immediately follow:

J. Crane & Company

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Imperial Resources, Inc.

We have audited the accompanying balance sheet of Imperial Resources, Inc. (an exploration stage company) (the “Company”) as of March 31, 2008, and the related statements of operations, changes in shareholders’ equity and cash flows for the period August 2, 2007 (inception) through March 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imperial Resources, Inc., (an exploration stage company), as of March 31, 2008, and the results of its operations and its cash flows for the period August 2, 2007 (inception) through March 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no present revenue. The Capitalization of the Company’s business plan is also dependent upon the completion of a proposed initial public offering and in particular the amount of additional funds it is able to raise in the near future. The Company’s capital resources as of March 31, 2008 are not sufficient to sustain operations or complete its planned activities for the upcoming year unless it completes its proposed initial public offering and raises additional funds. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

/s/ J. Crane CPA, P.C.
Cambridge, Massachusetts, U.S.A.
July 3, 2008

IMPERIAL RESOURCES, INC.
(A EXPLORATION STAGE COMPANY)

BALANCE SHEET
AS OF MARCH 31, 2008

ASSETS

Current Assets
Cash Held in Trust (Note 5)	$18,463
Total Current Assets	18,463
Total Assets	$18,463

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Accrued Expenses	$12,904
Related Party Note Payable (Note 6)	2,683
Total Current Liabilities	15,587
Total Liabilities	15,587

Commitments, Contingencies and Other Matters (Note 10)

Shareholders' Equity (Note 9)
Common stock - $0.001 Par Value; 500,000,000 Shares Authorized; 3,752,500 Issued and Outstanding at March 31, 2008	3,752
Additional Paid in Capital	44,673
Deficit Accumulated During the Exploration Stage	(45,549)
Total Shareholders' Equity	2,876
Total Liabilities and Shareholders' Equity	$18,463

The accompanying notes are an integral part of these financial statements.

IMPERIAL RESOURCES, INC.
(A EXPLORATION STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the Period From Inception (August 2, 2007) to March 31, 2008	Cumulative Period From August 2, 2007 (Inception of the Exploration Stage) Through March 31, 2008

Net Sales	$-	$-
Cost of Sales	-	-
Gross Profit (Loss)	-	-

Operating Expenses
Accounting and Audit Fees	11,313	11,313
Consulting Fees	7,500	7,500
Exploration Expenses	11,217	11,217
Legal Fees	4,675	4,675
Management Fees	6,000	6,000
Rent	1,200	1,200
Telephone	600	600
Travel & Entertainment	1,474	1,474
Other General and Administrative Expenses	1,570	1,570
Total Operating Expenses	45,549	45,549

Loss From Operations	(45,549))	(45,549)

Net Loss Before Income Taxes	(45,549))	(45,549)

Provision for Income Taxes	-	-

Net Loss	$(45,549))	$(45,549)

Loss Per Common Share
Basic	$(0.02)
Diluted	$(0.02)

Weighted-Average Shares Used to Compute:
Basic Loss Per Common Share	2,167,262
Diluted Loss Per Common Share	2,167,262

The accompanying notes are an integral part of these financial statements.

IMPERIAL RESOURCES, INC.
(A EXPLORATION STAGE COMPANY)

STATEMENTS OF SHAREHOLDERS' EQUITY
AS OF MARCH 31, 2008

	Common Stock		Additional Paid	Deficit Accumulated During the Exploration
	Shares	Par $.001	In Capital	Stage	Total
Balance, August 2, 2007	-	$-	$-	$-	$-
Issuance of common stock for cash at $0.001 per share - October 31, 2007	3,000,000	3,000	-	-	3,000
Issuance of common stock for cash at $0.05 per share - December 31, 2007	752,500	752	36,873	-	37,625
Contributed services, facilities etc. (Note 11)	-	-	7,800	-	7,800
Net loss	-	-		(45,549)	(45,549)
Balance, March 31, 2008	3,752,500	3,752	$44,673	$(45,549)	$2,876

The accompanying notes are an integral part of these financial statements.

IMPERIAL RESOURCES, INC.
(A EXPLORATION STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Period From Inception (August 2, 2007) to March 31, 2008	Cumulative Period From August 2, 2007 (inception of the exploration stage) through March 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(45,549)	$(45,549)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities
Accrued expenses and accounts payable	12,904	12,904
NET CASH USED IN OPERATING ACTIVITIES	(32,645)	(32,645)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	40,625	40,625
Proceeds from related party payable	2,683	2,683
Proceeds from contributed services, facilities etc.	7,800	7,800
NET CASH PROVIDED BY FINANCING ACTIVITIES	51,108	51,108

INCREASE IN CASH	$18,463	$18,463
CASH - BEGINNING OF PERIOD	-	-
CASH - END OF PERIOD	$18,463	$18,463

Supplemental disclosure:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

NONCASH INVESTING AND FINANCING ACTIVITIES
Proceeds from contributed services, facilities etc.	$7,800	$7,800

The accompanying notes are an integral part of these financial statements.

IMPERIAL RESOURCES, INC.
(A EXPLORATION STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 2, 2007 (INCEPTION DATE)
THROUGH MARCH 31, 2008

NOTE 1 – NATURE OF OPERATION

Imperial Resources, Inc. (the "Company") was incorporated under the laws of the State of Nevada on August 2, 2007.  The Company's current articles of incorporation provide for authorized capital stock of 500,000,000 common shares, $0.001 per value.  The Company's fiscal yearend is March 31.

The Company is classified herein as an exploration stage company. The Company has acquired mineral rights for the Bhadrachalam Gold Claim and has not yet determined whether this property contains mineral reserves that are economically recoverable. The recoverability of costs incurred will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to explore, the completion of development of the property and upon future profitable production or proceeds from the sale thereof.

CONTROL BY PRINCIPAL STOCKHOLDERS

The directors, executive officers and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets or business.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Imperial Resources, Inc. is an exploration stage company as characterized in the United States Securities and Exchange Commission's Industry Guide 7: Description of Property by Issuers Enagaged or to be Engaged in Significant Mining Operations ("Guide 7"), which applies to accounting for all public companies with mining interests or operations.  The Company has reviewed Guide 7 and has determined it is best classified as an "exploration stage company" at this time as the Company is engaged in the search for a mineral deposit (reserves) and is not in either the development or production stage as defined by Guide 7.  The Company also complies with the Financial Accounting Standards Board ('FASB") Statements on Financial Accounting Standards Board No. 7 (“SFAS 7”) as is required by Guide 7.

The Company has determined August 2, 2007 to be the inception date of the exploration stage.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents. All cash is held in trust.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Accounting Standards No. 123(R), Share-Based Payment, which establishes accounting standards for transactions in which an entity receives employee services in exchange for (a) equity instruments of the entity or (b) liabilities that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of equity instruments. The Company has adopted SFAS 123(R), which requires the Company to recognize the grant-date fair value of stock options and equity based compensation issued to employees in the statement of operations. The statement also requires that such transactions be accounted for using the fair-value-based method.  The Company has not awarded any stock based compensation since inception.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then know facts.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and related party payables. The Company’s cash is not held directly by a bank and is therefore possibly not protected under any insurance normally carried by banks in the United States of America which protect the Company against risk of loss of funds.

Income Taxes

The FASB has issued Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes”, which requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Revenue Recognition

The Company does not currently have a source of current revenues.  In the event revenues are recognized in the period that services are provided or minerals or other products are sold, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB104"), which supersedes Staff Accounting Bulletin No.

101, Revenue Recognition in Financial Statements ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period that the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Payments received in advance are deferred until the trusses are built and shipped to customers.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

Related Party Transactions

Related party transactions are fully disclosed within the Company’s financial statements for the period from August 2, 2007 (the inception date) through March 31, 2008.

Net Loss per Common Share

The Company utilizes SFAS No. 128, “Earnings per Share” to calculate earnings/loss per share. Basic earnings/loss per share is computed by dividing the earnings/loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator). Diluted earnings/loss per share is computed similar to basic earnings/loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential common stock (including common stock equivalents) had all been issued, and if such additional common shares were dilutive. Under SFAS No. 128, if the additional common shares are dilutive, they are not added to the denominator in the calculation. Where there is a loss, the inclusion of additional common shares is anti-dilutive (since the increased number of shares reduces the per share loss available to common stock holders).

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company’s principal operations, once established in India, will use the local currency, the Indian Rupee (INR), as the functional currency. Results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the interbank rate at the end of the reporting period.  Translation adjustments resulting from this process are included in accumulated other comprehensive income stockholders’ deficit in the balance sheet. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ deficit and amounted to $0 and $0 as of March 31, 2008.

Mineral Property

Mineral property acquisition costs are capitalized in accordance with Emergiing Issues Task Force ("EITF") 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met.  Through the date of these financial statements, the Company has not yet had any costs it believes have met the criteria for capitalizing under EITF 04-2.

Mineral property exploration costs are expensed as incurred. If and when it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized.

Recently Issued Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109  ("FIN 48”), which clarifies the accounting for uncertainty in income tax positions. This Interpretation requires that the Company recognize in the financial statements the impact of a tax position that is more likely than not to be sustained upon examination based on the technical merits of the position. The provisions of FIN 48 were implemented in fiscal year 2007 and did not impact the financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. We adopted the provisions of SFAS No. 157 at the date of our inception. The adoption of SFAS No. 157 did not have a material impact on our financial position, results of operations or cash flows, however, this pronouncement may have an effect in the future.

In September 2006, the Securities and Exchange Commission (“SEC”) released Staff Accounting Bulletin No. 108, Considering the Effects of Prior Misstatements in Current Year Financial Statements (”SAB 108”). SAB 108 provides guidance on how the effects of the carry over or reversal of prior year financial statement misstatements should be considered in quantifying a current year misstatement. Prior practice allowed the evaluation of materiality on the basis of (i) the error quantified as the amount by which the current year income statement was misstated (rollover method) or (ii) the cumulative error quantified as the cumulative amount by which the current year balance sheet was misstated (iron curtain method). Reliance on either method in prior years could have resulted in misstatement of the financial statements. The guidance provided in SAB 108 requires both methods to be used in evaluating materiality. Immaterial prior year errors may be corrected with the filing of prior year financial statements after adoption. The cumulative effect of the correction would be reflected in the opening balance sheet with appropriate disclosure of the cause of the error and that error had been deemed to be immaterial in the past. The adoption of this pronouncement did not have any material effects on our financial position, results of operation, or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115, “(SFAS No. 159”), which is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings The adoption of this pronouncement did not have any material effects on our financial position, results of operation, or cash flows, however, this pronouncement may have an effect in the future.

In June 2007, the EITF reached a consensus on EITF Issue No. 06-11, “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” (“EITF 06-11”). EITF 06-11 addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified non-vested shares, (b) dividend equivalents on equity-classified non-vested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under SFAS 123R and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified non-vested shares, non-vested equity share units, and outstanding equity share options should be recognized as an increase in additional paid in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. We do not expect the adoption of this pronouncement to have a material impact on our financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had cumulative losses of $45,549 as of March 31, 2008 and negative cash flows from operations during the period from August 2, 2007 through March 31, 2008 of $32,645. The ability of the Company to operate as a going concern depends upon its ability to obtain outside sources of working capital. Management is aware of these requirements and is undertaking specific measures to address these liquidity concerns. Notwithstanding the foregoing, there can be no assurance that the Company will be successful in obtaining financing, that it will have sufficient funds to execute its business plan or that it will generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 4 – ACQUISITION OF MINERAL RIGHTS

On August 10, 2007, the Company acquired a 100% interest in the Bhadrachalam Gold Claim from Pune Minerals LLC, an unrelated company, for consideration of $5,000. The mining rights acquired by the Company consist of approxiamtely 248,017 square miles in The Bhadrachalam Gold Claim and is located approximately 22 miles northeast of Pollavarara, India. The latitude is 17 degrees 42'00" North and the longitute is 80 degrees 59'00" East. The Company has not realized any revenues from operations. The Company is primarily engaged in the acquisition, exploration and development of mineral properties. A great deal of work is required at the Bhadrachalam Gold Claim before a final determination as to the economic and legal feasibility of a mining venture can be made.  There is no assurance that a commercially viable deposit will be proven through exploration efforts performed on behalf of the Company. Under the Mining law of India, the claim remains in good standing as long as the Company has an interest in it. There are no annual maintenance fees or minimum exploration work required on the Claim.

NOTE 5 - CASH HELD IN TRUST

The table below details transactions with Milan Uzelac Law Offices during the period from August 2, 2007 through March 31, 2008. Milan Uzelac Law Offices is a Canadian Personal Law Corporation and has agreed to hold cash in trust on behalf of the Company in order to pay the Company’s bills received from third parties such as attorneys, accountants and other vendors associated with the Company’s operations and also in relation to its exploration expenses. The Company has not maintained its own operating bank account since inception.
2008
Beginning balance	$-
Advances to Milan Uzelac Law Offices	40,625
Payments to vendors on behalf of Imperial Resources, Inc.	(22,162)
Ending balance	$18,463

NOTE 6 – RELATED PARTY PAYABLE

The table below details transactions related to the related party payable to the Company's director during the period from August 2, 2007 through March 31, 2008:
2008
Beginning balance payable	$-
Advances from director	2,683
Ending balance payable	$2,683

All advances from the director are non-interest bearing and are expected to be repaid within a short timeframe, usually no more than a few months due to constraints on the international transfer of funds.

NOTE 7 - INCOME TAXES

United States of America

Since the Company has no operations within the United States of America, there is no provision for United States of America taxes and there are no deferred tax amounts related to the United States of America as of March 31, 2008.

Nevada

The Company is incorporated in the State of Nevada in the United States of America but does not conduct business in Nevada.  Nevada does not have corporate income taxes, franchise taxes or other significant taxes or fees for doing business as a Nevada corporation. As a result, there is no provision for Nevada income taxes and there are no deferred tax amounts related to Nevada as of March 31, 2008.

Republic of India

The Company's significant future prospects rely on the exploration and potential development of mineral rights in the Republic of India.  The Company has not yet sought out a tax advisor with specific expertise with regard to tax regulations of India and the Company's potential tax liabilities should the Company's mineral rights produce mineral reserves which could be profitable. However, the Company does believe it could be classified as a "foreign company" by the Republic of India and would possibly be liable for income taxes on all profits derived from operations in India at a corporate income tax rate of approximately 41%.  As a result of the lack of identifiable profitable mineral reserves at this point, the Company has not recorded a provision for income taxes for India and there are no deferred tax amounts related to India as of March 31, 2008.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company’s director advanced $2,683 to the Company during the period from August 2, 2007 (Inception Date) through March 31, 2008 for working capital needs. Repayment terms are unscheduled.

NOTE 9 – SHAREHOLDERS' EQUITY

Imperial Resources, Inc. (the "Company") was incorporated under the laws of the State of Nevada on August 2, 2007.  The Company's current articles of incorporation provide for authorized capital stock of 500,000,000 common shares, $0.001 per value.  There are no shares of preferred stock authorized and there are no outstanding stock options, stock awards or warrants to purchase common stock as of March 31, 2008. The Company does not have a stock option plan, stock award plan, registration rights agreement or any form of shareholders' agreements in place as of March 31, 2008.

On October 31, 2007, pursuant to three stock purchase agreements, the Company issued 3,000,000 shares of its common stock, at $0.001 per share, for a total of $3,000.

On December 31, 2007, pursuant to thirty five stock purchase agreements, the Company issued 752,500 shares of its common stock, at $0.05 per share, for a total of $37,625.

NOTE 10 - LOSS PER SHARE

The Company utilizes SFAS No. 128, "Earnings per Share" to calculate gain/loss per share. Basic earnings/loss per share is computed by dividing the earnings/loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator). Diluted earnings/loss per share is computed similar to basic earning/loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential common stock (including common stock equivalents) had all been issued, and if such additional common shares were dilutive.

Basic Loss Per Common Share Computation	2008

Net loss available to common stockholders	$(45,549)

Basic earnings per share	(0.02)

Weighted-average shares used to computer basic loss per share	2,167,262

Diluted Loss Per Common Share Computation	2008

Net loss	$(45,549)

(Loss) available to common stockholders	$(45,549)

Diluted loss per common share	$(0.02)

Weighted-average shares used to computer diluted loss per share	2,167,262

Under SFAS No. 128, where there is a loss, the inclusion of additional common shares is anti-dilutive (since the increased number of shares reduces the per share loss available to common stock holders), and if the additional common shares are anti-dilutive, they are not added to the denominator in the calculation. There were no common stock equivalents that would impact from the calculation of diluted loss per share as of March 31, 2008.

NOTE 10 - COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

As of the date of this report, the Company was not aware of any threatened or pending legal proceedings against it.

NOTE 11 – CONTRIBUTED SERVICES AND FACILITIES

The Company's directors provided general business services and incurred epxenses on behalf of the Company and have agreed not to seek reimbursement of funds expensed on behalf of the Company or for expenses incurred by the directors which could be considered to be the Company's liabilities.  Below is a table of expenses incurred during the period from August 2, 2007 (Inception Date) and through March 31, 2008.

Management $ 6,000
Rent 1,200
Telephone 600
Total $ 7,800

Contributed services and facilities identified above are recorded as an increase to shareholders’ deficit and expensed in the statements of operations as appropriate.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

                                    Indemnification of Directors and Officers

Nevada Revised Statutes 78.037 provides that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers and directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a director’s or officer’s liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law.  Our Articles of Incorporation provides that a director or officer is not personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300.

Additionally, our By-laws provide that we will indemnify our officers and directors to the fullest extent permitted by the Nevada Revised Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to Imperial’s best interest, and with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful.   Our By-laws also provide that, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, we will pay the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Subsection (1) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor  by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

Subsection (3) of Section 78.7502 of the Nevada Revised Statutes provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney’s fees) actually and reasonable incurred by him or her in connection therein.

ARTICLES AND BYLAWS.  Imperial’s Articles of Incorporation (Article 12) and Imperial’s Bylaws (Article 11) provide that Imperial shall, to the fullest extent permitted by law, indemnify all directors of Imperial, as well as any officers or employees of Imperial to whom Imperial was agreed to grant indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, Imperial has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by us:

Auditing and Accounting	$ 11,300
Legal and Consulting	17,500
Printing, photocopying and misc.	250
SEC filing fees	6

Total estimated expenses of issuance and distribution	$ 29,056

 RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares within the past three years

Since inception on August 2, 2007 to the date of this registration statement, Imperial has sold the following securities which were not registered under the Securities Act of 1933:

On August 31, 2007 we accepted subscriptions for our three officers, all residents of India, for the purchase of 3,000,000 shares at the price of $0.001 per share raising net proceeds of $3,000.

On December 31, 2007 we accepted subscriptions from 35 individual investors, all residents India, for the purchase of  752,500 shares at a price of $0.05 per share raising net proceeds of $37,625.

We issued the foregoing restricted shares of common stock to the individuals pursuant to Regulation S of the Securities Act of 1933.No commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.   All of the investors are residents outside of the United States; the transaction took place outside the U.S.; no directed selling efforts were made in the U.S. by Imperial, any distributor, any affiliate or any person acting on behalf of the foregoing; the securities were offered and sold in a foreign (India) directed offering, to residents thereof and in accordance with the local rules and regulations .

EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.1	Certificate of Incorporation

3.2	Articles of Incorporation

3.4	Bylaws

4	Specimen Stock Certificate

5	Opinion re. Legality, Lawler & Associates, Attorney At Law

10.1	Transfer Agent and Registrar Agreement
11	Statement re: Computation of Per Share Earnings

23.1 23.2 23.3	Consent of J. Crane CPA, P.C. Consent of Lawler & Associates, Attorney At Law (refer to Exhibit 5) Consent of Nitesh Varma, Professional Engineer.

99.1	Audit Committee Charter

 UNDERTAKINGS

Imperial hereby undertakes:

(a)

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)      For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(c)
Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)
For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Imperial certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kerala, India, on July 3, 2008.

               IMPERIAL RESOURCES, INC.

By: /S/                           JAMES PAYYAPPILLY
James Payyappilly
Principal Executive Officer,
President, and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ JAMES PAYYAPPILLY	Principal Executive Officer, President and Director	July 3, 2008

/S/ JOSEY SAJAN	Principal Financial and Accounting Officer, Secretary Treasurer and Director	July 3, 2008

/S/ TESSY FRANCIS	Vice-President and Director	July 3, 2008